UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2016

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2016, the Board of Directors of MicroStrategy Incorporated (the “Company”) implemented a reorganization of the Company’s management team. Pursuant to the reorganization, Michael J. Saylor, the Company’s Chairman of the Board and Chief Executive Officer, was elected President of the Company. Effective immediately following the reorganization, the Company’s management team consists of the following executive officers:

•	Michael J. Saylor, Chairman of the Board of Directors, Chief Executive Officer & President

•	Phong Le, Senior Executive Vice President & Chief Financial Officer

•	David J. Rennyson, Senior Executive Vice President, Worldwide Sales

•	Michael S. Tae, Senior Executive Vice President, Worldwide Services

•	Timothy E. Lang, Senior Executive Vice President & Chief Technology Officer

•	W. Ming Shao, Senior Executive Vice President & General Counsel

In connection with the reorganization, on January 8, 2016, Jonathan F. Klein, the Company’s President & Chief Legal Officer, and Paul N. Zolfaghari, the Company’s President, each of whom was a named executive officer of the Company, departed the Company, with Mr. Shao assuming the duties and responsibilities that Mr. Klein held as Chief Legal Officer and Mr. Saylor assuming all of their other respective duties and responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Phong Le
	Name:	Phong Le
	Title:	Senior Executive Vice President & Chief Financial Officer